Exhibit 99.1

Wilshire Enterprises, Inc. Holds Annual Meeting

Results of Stockholder Vote Will Be Announced
Upon Certification By Inspector of Elections

NEWARK, NJ, April 20, 2009 – Wilshire Enterprises, Inc. ("Wilshire") (Amex: WOC) announced that it will publicly disclose the final results of the stockholder vote for the nominees to the Board of Directors and other matters held at today's Annual Meeting of Stockholders as soon as the votes are reviewed and certified by IVS Associates, the independent Inspector of Elections.  The review and certification process is currently expected to be completed in about a week.

FORWARD-LOOKING STATEMENT:
Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements.  The potential risks and uncertainties include, among others, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2008 Annual Report on Form 10-K and in its definitive proxy materials filed with the Securities and Exchange Commission.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051